UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):              October 1, 2005

HSBC FINANCE CORPORATION
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-8198 (Commission File Number)	86-1052062 (IRS Employer Identification Number of Registrant)
2700 Sanders Road, Prospect Heights, IL (Address of principal executive offices of registrant		60070 (Zip Code)

Registrant's telephone number, including area code 847/564-5000

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Solicitation material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
(17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act
(17 CFR 240.13e-4(c))

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Item 5.02     Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Effective October 1, 2005, Beverley Sibblies was appointed to the position of Senior Vice President and Chief Financial Officer of HSBC Finance Corporation (the "registrant") and succeeds Simon Penney in that role. Ms. Sibblies has responsibility for all accounting policy and for financial, regulatory and management reporting of the registrant. Ms. Sibblies, age 43, joined the registrant as Senior Vice President and Chief Accounting Officer in November 2004. She served as Executive Vice President and Chief Financial Officer of EMC Mortgage Corporation (a mortgage banking subsidiary of The Bear Stearns Companies specializing in the acquisition, securitization, servicing, and disposition of residential loans) from June 2000 to February 2004, where she managed the offices of the chief accountant, controller, cash manager, investor reporting and financial operations, and was a member of the executive committee. Ms. Sibblies joined Deloitte (a provider of accounting and consulting services) in September 1986 and was a partner in that firm from 1997 to June 2000.

Simon Penney will continue in his role as Senior Executive Vice President of the registrant and as Senior Executive Vice President and Chief Financial Officer of HSBC North America Holdings Inc., the indirect parent of the registrant. Ms. Sibblies will continue to report directly to Mr. Penney.

SIGNATURE

    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HSBC FINANCE CORPORATION By: /s/ P. D. Schwartz Name: Patrick D. Schwartz Title: Vice President, Deputy General Counsel - Corporate & Assistant Secretary
Dated: October 6, 2005
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